Samuel R. Lolan
                                                            Patrick J. Dauterive
                                                                  Lori D. Percle
                                                                Debbie B. Taylor
                                                           Katherine H. Armentor
Castaing Hussey Lolan & Dauterive, LLP
---Certified Public Accountants
--------------------------------------------------------------------------------
Charles E. Castaing, Retired
Roger E. Hussey, Retired                                         Robin G. Freyou
                                                               Dawn K. Gonsoulin
                                                            John G. Sarkies, Jr.







                         INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in the registration Statements on Form S-8 (File Nos. 333-28859 and 033-93210) of our report dated February 12, 1999 appearing in this Annual Report on Form 10-K of ISB Financial Corporation for the year ended December 31, 1998.


/s/Castaing, Hussey, Loan & Dauterive, LLP

New Iberia, Louisiana
March 29, 1999










      525 Weeks Street x P.O. Box 14240 x New Iberia, Louisiana 70562-4240
     Ph.: 318-364-7221 x Fax: 318-364-7235 x email: chldcpa@net-connect.net
          Members of American Institute of Certified Public Accountants
               Society of Louisiana Certified Public Accountants